FINANCIAL STATEMENT 3.1, BLACKSTONE VALLEY ELECTRIC COMPANY CASH FLOW - MONTH BY MONTH FOR THE YEARS 1996-1997
*FILED WITH CONFIDENTIAL TREATMENT*